UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 17, 1999


                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File Number 0-21923



          Illinois                                      36-3873352
- ----------------------------                ------------------------------------
(State or other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)


                              727 North Bank Lane
                          Lake Forest, Illinois 60045
            -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (847) 615-4096
     ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

On September 17, 1999, Wintrust Financial Corporation ("Wintrust" or "Company") announced the signing of an agreement to acquire Milwaukee-based Tricom, Inc. ("Tricom"), a financial and administrative service bureau to the staffing industry. Tricom has been in business for ten years and provides short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and bookkeeping services, to temporary staffing service clients located throughout the United States. This proposed acquisition, by virtue of the funding resources of Wintrust, will provide Tricom with additional capital necessary to expand its financing and administrative services in a national market. The Tricom acquisition is consistent with the Company's stated strategy of adding a variety of diversified earning asset and fee-based business niches to augment its community-based banking revenues.

Under the terms of the agreement to acquire 100% of Tricom's common stock, the purchase price is comprised of part cash and part stock, including the issuance of approximately 228,000 shares of Wintrust Common Stock. The transaction will be recorded using the purchase method of accounting, is subject to regulatory approval, and is expected to close in October 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit

September 17, 1999 Press Release - Wintrust Financial Corporation Announces Plans to Acquire Tricom, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WINTRUST FINANCIAL CORPORATION
                                  (Registrant)


Date:  September 29, 1999                              /s/ David A. Dykstra
                                                       Executive Vice President
                                                       & Chief Financial Officer


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